SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2003

                         CITADEL SECURITY SOFTWARE INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                           000-33491                     75-2873882

(STATE OR OTHER            (COMMISSION FILE NUMBER)            (IRS EMPLOYER
JURISDICTION OF                                                 IDENTIFICATION
INCORPORATION)                                                  NUMBER)

           8750 N. CENTRAL EXPRESSWAY, SUITE 100, DALLAS, TEXAS 75231

              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 520-9292


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Item 5.    Other Events and Regulation FD Disclosure.

On April 21, 2003, Citadel Security Software Inc. issued 1,637,500 new warrants to the accredited investors who participated in the January 2003 private placement plus 245,625 warrants to the placement agent (collectively the "New Warrants"). The exercise price of the warrants issued to the investors in the January 2003 private placement (the "Prior Warrants") was reduced to $0.80 per share for a period ending on May 6, 2003.

Investors holding Prior Warrants to purchase 1,623,059 shares of Citadel common stock exercised their Prior Warrants, for aggregate gross proceeds of $1,298,447 to Citadel (before legal and accounting fees and a placement agent fee of approximately $100,000). As a result, New Warrants to purchase 1,623,059 shares of Citadel common stock will remain outstanding. The New Warrants have an exercise price of $1.27 per share (the closing market price on April 17, 2003, the date of issuance). The remaining 260,066 New Warrants that were originally issued expired.

In addition, the placement agent received warrants to purchase 40,576 shares of Citadel common stock, based on a rate of 2.5% of the number of New Warrants issued. The exercise price of the placement agent's warrants is $1.80, the closing price of Citadel common stock on May 6, 2003 and have a five year term. The proceeds of the transaction will be used for general working capital purposes.

The Prior Warrants and New Warrants were included in the Company's registration statement on Form SB-2 filed in April 2003.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Citadel Security Software Inc.
(Registrant)


By:  /s/  Richard Connelly
    -------------------------------
          Richard Connelly
          Chief Financial Officer

Dated as of May 7, 2003


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